SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors and Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 19, 2006, the Compensation Committee of the Board of Directors of Boston Communications Group, Inc. (the “Company”) approved the 2007 BCGI Executive Incentive Compensation Plan (the “Plan”) for the Company’s principal executive officer, principal financial officer and named executive officers. With the guidance of a compensation consultant, the Plan was derived from third-party compensation survey data for comparable companies and executive positions and is based upon performance targets and payments tied to a percentage of base pay. The Plan is similar to the Company’s 2006 BCGI Executive Incentive Compensation Plan and currently consists only of cash bonuses, including the following key elements:

Bonus Incentive Compensation:

•	The Plan provides for target bonus amounts for each executive officer, using a percentage of his or her base pay derived from third-party compensation survey data for comparable companies and executive positions.

•	The total bonus is comprised of two major components:

• Executive’s personal qualitative performance appraisal	20% of target
• Company’s quantitative financial performance	80% of target

•	The qualitative personal performance appraisal is paid annually based upon the executive officer’s accomplishment of qualitative goals that are established by the executive officer’s manager or by the Compensation Committee in the case of the Chairman and CEO.

•	The plan provides for a graduated scale of payment for the portion of the bonus that is based on the Company’s quantitative financial performance, so that an executive officer may earn no quantitative bonus, a fraction of his or her target, or up to 200% of the quantitative part of the target, depending upon the financial performance of the Company.

•	Quantitative financial performance bonuses are based upon a combination of free cash flow and new business revenue achievement against targets, for the Company as a whole. Results are generally weighted more heavily on free cash flow than revenue. Non-cash adjustments and certain extraordinary items, as approved by the Compensation Committee, are excluded from earnings for purposes of making these bonus determinations.

The applicable bonus payable will be approved by the Compensation Committee and paid following the end of the Company’s fiscal year.

In addition to the Plan, on October 12, 2006, the Compensation Committee approved new base salaries for Paul Tobin, who became the Company’s principal executive officer, and E.Y. Snowden, a named executive officer. The following table sets forth such salaries and bonus information, assuming achievement of 100% of the target based on the foregoing criteria, for such officers:

Name of Executive Officer	New Base Salary	2007 Cash Bonus (Assuming Achievement of 100% of Target)
Paul Tobin	$300,000	$210,000
E. Y. Snowden	$250,000	$190,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2007	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ Thomas Doherty
Thomas Doherty
Acting Chief Financial Officer